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                                                                      Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-53529 of Genovese Drug Stores, Inc. on Form S-8 of our report dated June 17, 1996 appearing in the Annual Report on Form 11-K of the Genovese Drug Stores, Inc. Retirement and Savings Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Jericho, New York
June 20, 1996